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EXHIBIT 99.1


For Immediate Release
                                       Contact: Patrice Bryan
                                                Investor Relations
                                                (757) 306-0299
                                                INVREL@METROIS.COM



           METRO INFORMATION SERVICES, INC. ANNOUNCES OFFICE CLOSINGS


VIRGINIA BEACH, VIRGINIA - MAY 31, 2000 - METRO INFORMATION SERVICES, INC. (NASDAQ: MISI), an information technology (IT) consulting services and solutions company, today announced that it is reducing its office network to 36 markets by closing eight of its smaller offices and reducing its Corporate staff. Steps are being taken to minimize the impact on Clients and Consultants in the affected markets.

The affected offices are Memphis, Milwaukee, Minneapolis, Orlando, Pittsburgh, Portland, Sacramento and Salt Lake City. These offices represented less than 1.5% of revenues in 1999. There are no further plans to close offices or reduce staff.

The purpose of these closings is to allow Metro to focus on growing those offices that have the critical mass, structure and capability to deliver the broad range of Metro's services and solutions to Clients in their respective markets and reduce costs. In conjunction with these office closings Metro is also changing the roles of two of its Vice Presidents. These Vice Presidents will no longer have responsibility for office support activities. Instead these individuals will focus on marketing Metro's broad range of capabilities to our Clients. This change builds on the previously announced creation of Metro's Business Technology Solutions Team to market solutions and specialty services to Metro's Clients and other marketing initiatives.

Costs related to these closings will be included in results for the second quarter of 2000. These costs are estimated at $700,000 to $900,000 on an after-tax basis or approximately $0.05 to $0.06 per diluted share outstanding. These costs primarily relate to employee severance pay and benefits and lease termination costs. The Company is also writing off certain furniture, fixtures and equipment made excess by these office closings.

The Company has scheduled an analyst's conference call at 10:30 a.m. EDT. The number for the call is (888) 810-6758, Passcode: 0531.

For more than 20 years, Metro Information Services, Inc. has provided a wide range of information technology consulting services and solutions in the United States and Puerto Rico.

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Metro's services include application systems development and maintenance, information technology architecture and engineering, systems consulting, project outsourcing and general information technology support services. Metro consultants work on all major technology platforms including the rapidly growing e-Business area. The Company emphasizes long-term relationships with its clients rather than one-time projects or assignments. Metro generated revenues of $315 million in 1999 from a wide variety of industries. More information is available on the Web at HTTP://WWW.METROIS.COM and through Metro's Investor Relations Department.

Certain matters discussed in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements made in this news release, other than those consisting solely of historical facts, that address events or developments that the Company expects or anticipates will or may occur in the future, such as the actual costs relating to the announced closings and references to business strategy, future success, and other events, are forward-looking statements. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, including the impact of these closings on our Clients and Consultants in the affected markets; competition; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as the risks and uncertainties discussed above and other factors may cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. Please refer to a discussion of these and other factors in the Company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.